UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2012

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code:  (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 2, 2012, Robbie Manis resigned as the Chief Financial Officer of our company. Mr. Manis will remain with our company as a consultant.

Effective immediately upon Mr. Manis’ resignation as an officer, we appointed Giora Davidovits as our Chief Financial Officer of our company.

Mr. Davidovits is currently our Chief Executive Officer, President, Secretary Treasurer and a director of our company.  Mr. Davidovits brings 25 years of management experience at Fortune 500 companies to our company, including Procter & Gamble, Johnson & Johnson, Abbott Laboratories, and Rorer Consumer Pharmaceuticals, and of research experience at Ortho Diagnostics. He is the President and a senior partner of CorInsight LLC, a marketing, business development and technology transfer consultancy, and the Chief Executive Officer of ABC Diabetes, Inc.  He has a BA in biochemistry from Brandies University and an MBA from Cornell University.  Mr. Davidovits introduced and successfully launched many products either in the role of marketing executive or consultant.  His healthcare experience includes diabetes, cancer, pregnancy, cardiology, nephrology, podiatry, HIV, nutrition, and multiple OTC categories.

Family Relationships

Giora Davidovits and David Eyal Davidovits are brothers.

Certain Related Transactions and Relationships

Since the beginning of our last fiscal year we have been a party to another transaction with Mr. Davidovits. Effective September 19, 2012, we signed an employment agreement with Giora Davidovits pursuant to which Mr. Davidovits is to perform the duties of President, Chief Executive Officer, Secretary, Treasurer of our company. For particulars of the employment agreement,  refer to the description in the Form 8-K and the employment agreement which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:   /s/ Giora Davidovits
Giora Davidovits
President, Chief Executive Officer, Secretary,
Treasurer and Chief Financial Officer
Dated:  October 3, 2012